UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): January 16, 2015

ENDO INTERNATIONAL PLC

(Exact name of registrant as specified in its charter)

Ireland	001-36326	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S Employer Identification No.)

Minerva House, Simmonscourt Road, Ballsbridge, Dublin 4, Ireland		Not Applicable
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 011-353-1-268-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

This Current Report on Form 8-K is being filed pursuant to a memorandum of understanding regarding the settlement of certain litigation relating to the proposed merger (the “Merger”) between Auxilium Pharmaceuticals, Inc. (“Auxilium”) and Avalon Merger Sub Inc. (“Merger Sub”) pursuant to that certain Amended and Restated Agreement and Plan of Merger, dated as of November 17, 2014 (the “Merger Agreement”), by and among Auxilium, Endo International plc (“Endo”), Endo U.S. Inc. (“Endo US”), and Merger Sub.

Settlement of Certain Litigation.

As previously disclosed on page 93 of the definitive proxy statement/prospectus related to the Merger dated December 24, 2014 (the “Definitive Proxy Statement/Prospectus”) under the heading “Litigation Relating to the Merger,” one action (the “Stockholder Action”) has been filed by putative stockholders of Auxilium alleging that individual members of the Auxilium board of directors breached their fiduciary duties to the public stockholders of Auxilium by approving the proposed transaction between Auxilium and Endo, failing to take steps to maximize the value of Auxilium and failing to disclose material information relating to the process leading up to the proposed transaction. The Stockholder Action also alleges that Auxilium, Endo, Endo US, and Merger Sub aided and abetted such breaches of fiduciary duty.

On January 16, 2015, the defendants reached an agreement in principle with plaintiff in the Stockholder Action regarding a settlement of the Stockholder Action, and that agreement is reflected in a memorandum of understanding (the “MOU”). In connection with the settlement contemplated by the MOU, the defendants agreed to make certain additional disclosures related to the proposed Merger, which are contained in this Form 8-K. The MOU contemplates that the parties will enter into a stipulation of settlement. The settlement will not affect the amount or form of consideration to be paid in the Merger.

The stipulation of settlement will be subject to customary conditions, including court approval. In the event that the parties enter into a stipulation of settlement, a hearing will be scheduled at which the Chester Court of Common Pleas will consider the fairness, reasonableness, and adequacy of the settlement. If the settlement is finally approved by the court, it will resolve and release all claims in all actions that were or could have been brought challenging any aspect of the proposed transaction, the Merger Agreement, and any disclosure made in connection therewith, including in the Definitive Proxy Statement/Prospectus, pursuant to terms that will be disclosed to Auxilium stockholders prior to final approval of the settlement. In addition, in connection with the settlement, the parties contemplate that the parties shall negotiate in good faith regarding the amount of attorneys’ fees and expenses that shall be paid to plaintiff’s counsel in connection with the Stockholder Action. There can be no assurance that the parties will ultimately enter into a stipulation of settlement or that the Chester Court of Common Pleas will approve the settlement, even if the parties were to enter into such stipulation. In such event, the proposed settlement as contemplated by the MOU may be terminated.

The defendants believe that no further disclosure is required under applicable laws; however, to avoid the risk of the litigation delaying or adversely affecting the Merger and to minimize the expense of defending such action, the defendants have agreed, pursuant to the terms of the MOU, to make the supplemental disclosures related to the Merger contained below. Endo and the other named defendants have vigorously denied, and continue vigorously to deny, that they have committed or aided and abetted in the commission of any violation of law or engaged in any of the wrongful acts that were or could have been alleged in the litigation, and expressly maintain that, to the extent applicable, they diligently and scrupulously complied with their fiduciary and other legal duties and are providing these supplemental disclosures solely to seek to eliminate the burden and expense of further litigation, to put to rest claims relating to the Merger that have been or could have been asserted, and to avoid any possible delay to the closing of the Merger that might arise from further litigation. Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein.

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT/PROSPECTUS

In connection with the settlement of an outstanding stockholder suit as described in this Form 8-K, the defendants have agreed to make these supplemental disclosures to the Definitive Proxy Statement/Prospectus dated December 24, 2014. This supplemental information should be read in conjunction with the Definitive Proxy Statement/Prospectus, which should be read in its entirety.

The second to last paragraph on page 49 of the Definitive Proxy Statement/Prospectus concerning the “Background of the Merger” is replaced, in its entirety, with the following:

On September 13, 2014, the Auxilium board of directors held a telephonic meeting to discuss the Endo proposal. Members of Auxilium’s senior management and representatives of Deutsche Bank, Skadden and Morgan Lewis also attended the meeting. At this meeting, Mr. Adams summarized his telephone call with Mr. De Silva. Following this discussion, representatives from Skadden reviewed with the Auxilium board of directors Auxilium’s obligations under the QLT merger agreement, and representatives from Morgan Lewis reviewed the fiduciary duties of the Auxilium board of directors in considering the Endo proposal. Representatives from Deutsche Bank then compared certain financial information relating to the QLT transaction with the $28.10 per share price in the Endo proposal. Deutsche Bank also noted that Auxilium’s management had implemented a cost-savings initiative and, accordingly, Deutsche Bank intended to update its analysis. The Auxilium board of directors and senior management then discussed the possibility of engaging an additional financial advisor and additional legal counsel. Following these discussions, the Auxilium board of directors unanimously expressed support for the engagement of another qualified and experienced financial advisor not involved in the QLT transaction and additional legal counsel in the event that the Endo proposal was pursued. The Auxilium board of directors also discussed potential conflicts of members of the management team with respect to discussions regarding the Endo proposal. Later that day, Mr. Koven contacted representatives of Willkie Farr & Gallagher LLP, which we refer to as Willkie, to serve as legal counsel to Auxilium in connection with the Endo proposal.

The first full paragraph on page 50 of the Definitive Proxy Statement/Prospectus concerning the “Background of the Merger” is replaced, in its entirety, with the following:

On September 14, 2014, Auxilium’s Transaction Committee, which was previously established in connection with the evaluation of a transaction with QLT and which we refer to as the Auxilium Transaction Committee, held a telephonic meeting attended by members of Auxilium’s senior management and representatives of Morgan Lewis. At this meeting, Mr. Adams updated the Auxilium Transaction Committee regarding his and Mr. Koven’s conversation with Mr. Aryeh and the Auxilium Transaction Committee discussed the Endo proposal as well as other strategic alternatives. Senior management of Auxilium also updated the Auxilium Transaction Committee regarding discussions held with Willkie. The Auxilium Transaction Committee and senior management also discussed the role, if any, of Auxilium’s newly-hired Chief Financial Officer, Andrew Saik, with regard to the evaluation of and discussions regarding the Endo proposal. The Auxilium Transaction Committee also discussed Auxilium’s management’s recommendation for engagement of an additional financial advisor in connection with the Endo proposal, and unanimously expressed support for, and authorized senior management to pursue, this approach.

The third full paragraph on page 50 of the Definitive Proxy Statement/Prospectus concerning the “Background of the Merger” is replaced, in its entirety, with the following:

Later on September 15, 2014, the Auxilium board of directors held a telephonic meeting to discuss the Endo proposal, which was also attended by members of Auxilium’s senior management as well as representatives of Deutsche Bank, Willkie, Skadden and Morgan Lewis. At this meeting, Mr. Adams updated the Auxilium board of directors regarding his conversation with Mr. De Silva and the Auxilium board of directors discussed Endo’s stated intentions to publicly disclose the Endo proposal. Representatives of Skadden reviewed with the Auxilium board of directors Auxilium’s rights, duties and obligations under the QLT merger agreement. Following these discussions, the Auxilium board of directors determined that Deutsche Bank should contact third parties to gauge their interest in pursuing a strategic transaction with Auxilium and discussed with Deutsche Bank the parties that may have an interest in pursuing such a transaction. Representatives of Deutsche Bank also reviewed with the Auxilium board of directors certain preliminary financial information relating to Endo, Auxilium, QLT, the QLT transaction and the Endo proposal, including certain financial assumptions provided by Auxilium’s management. Representatives of Deutsche Bank also discussed with the Auxilium board certain considerations related to owning Endo stock, including, without limitation, an overview of Endo’s potential liability with respect to the transvaginal mesh products of its American Medical Systems (“AMS”), subsidiary. The Auxilium board of directors also discussed the possibility of adopting a shareholder rights plan, a draft of which had been previously provided to the Auxilium board of directors. Representatives from Morgan Lewis reviewed with the Auxilium board of directors the material provisions of the draft shareholder rights plan, as well as the fiduciary duties of the Auxilium board of directors in connection with the adoption of a shareholder rights plan. Following these discussions, the Auxilium board of directors authorized the Auxilium Transaction Committee to consider and evaluate the Endo proposal and other potential strategic alternatives and requested the preparation of management’s revised financial forecast that would take into account, among other things, Auxilium’s recently announced cost-savings initiative.

The last paragraph on page 52 of the Definitive Proxy Statement/Prospectus concerning the “Background of the Merger” is replaced, in its entirety, with the following:

Representatives of Deutsche Bank then reviewed with the Auxilium board of directors certain preliminary financial information relating to Endo, Auxilium, QLT, the QLT transaction and the Endo proposal, which took into account the updated financial forecasts provided by management that reflected the recently announced cost-savings initiative. The Auxilium board of directors and its advisors then reviewed Auxilium’s rights, duties and obligations under the QLT merger agreement. The Auxilium board of directors further discussed with its legal advisors the fiduciary duties of directors in considering the Endo proposal. Following discussion with its financial and legal advisors, the Auxilium board of directors unanimously determined that the Endo proposal significantly undervalued Auxilium, that the Endo proposal was not a superior proposal under the terms of the QLT merger agreement, and that it was in the best interest of Auxilium and its stockholders that the Auxilium board of directors reaffirm its recommendation to Auxilium stockholders that they vote in favor of the adoption of the QLT merger agreement. Representatives of Willkie also discussed with the Auxilium board of directors the diligence Willkie performed with respect to Morgan Stanley’s relationship to Endo and the fees that Morgan Stanley had earned from its relationship with Endo as well as Deutsche Bank’s prior work for Endo. Following this meeting, at the instruction of the Auxilium board of directors, representatives of Deutsche Bank contacted representatives of Citigroup Global Markets Inc., which we refer to as Citi, Endo’s financial advisor, to inform them of the contents of the press release that Auxilium would release the next morning. On September 22, 2014, Auxilium publicly announced the Auxilium board of directors’ determination.

The last paragraph on page 55 of the Definitive Proxy Statement/Prospectus concerning the “Background of the Merger” is replaced, in its entirety, with the following:

The Auxilium Transaction Committee then received an update from Deutsche Bank regarding the third parties contacted in connection with a potential strategic transaction with Auxilium. Deutsche Bank informed the Auxilium Transaction Committee that it had reached out to 23 strategic parties, but that none of the parties with which it had spoken expressed an interest in pursuing or considering a transaction with Auxilium.

The third full paragraph on page 57 of the Definitive Proxy Statement/Prospectus concerning the “Background of the Merger” is replaced, in its entirety, with the following:

On October 7, 2014, the Auxilium Transaction Committee held a telephonic meeting attended by members of Auxilium’s senior management and representatives of Deutsche Bank, Morgan Stanley, Willkie and Morgan Lewis, to discuss the revised Endo proposal. At this meeting, Mr. Adams and senior management updated the Auxilium Transaction Committee regarding interactions with Endo in connection with its revised price of $33.25 and the outstanding issues with respect to the terms of the proposed merger agreement with Endo, including the proportion of cash and Endo shares to be included as consideration, the proposed cash/stock election mechanism, the proposed conditions to closing, the ability of Endo or Auxilium to terminate the merger agreement in specified circumstances and the amount of the reverse termination fee payable in certain circumstances, the amount of the termination fee payable by Auxilium and the circumstances in which such fee would be payable, and the ability of the Auxilium board of directors to change its recommendation in the event of an intervening event. Mr. Adams also described the results of negotiations with Endo concerning the payment of the $28.4 million termination fee under the QLT merger agreement and that Endo agreed to pay the termination fee under the QLT merger agreement as long as Auxilium agreed to reimburse Endo for the termination fee under the QLT merger agreement if Auxilium breaches the Endo merger agreement or Auxilium accepts a superior offer from a party other than Endo. Members of Auxilium’s senior management noted that other triggers for reimbursement were under discussion with Endo.

The fourth full paragraph on page 58 of the Definitive Proxy Statement/Prospectus concerning the “Background of the Merger” is replaced, in its entirety, with the following:

Following these presentations, representatives from Willkie summarized for the Auxilium board of directors the terms and conditions of the merger agreement with Endo, including the proportion of cash and Endo shares to be included as consideration, the proposed cash/stock election mechanism, the proposed conditions to closing, the ability of Endo or Auxilium to terminate the merger agreement in specified circumstances and the amount of the reverse termination fee payable by Endo in certain circumstances, the amount of the termination fee payable by Auxilium and the circumstances in which such fee would be payable, and the ability of the Auxilium board of directors to change its recommendation of the Endo transaction under certain circumstances, including in the event of an intervening event. Auxilium’s legal advisors then discussed and reviewed the fiduciary duties of the Auxilium board of directors, as well as the terms of the QLT merger agreement, including the circumstances in which the QLT merger agreement could be terminated. The Auxilium board of directors, members of Auxilium’s senior management, and the financial advisors also discussed Endo’s AMS business and the risks that may be attendant with this business.

The third, fourth and fifth full paragraphs on page 70 of the Definitive Proxy Statement/Prospectus concerning the “Selected Public Companies Analysis—Auxilium” are replaced, in their entirety, with the following:

Deutsche Bank also calculated the same multiples for Auxilium based upon both the unaffected closing price of $21.52 per share of Auxilium common stock on September 16, 2014, the last trading day prior to the public announcement of the Endo proposal and upon the merger consideration of $33.25 per share of Auxilium common stock. Deutsche Bank calculated the unaffected multiples based on the median of the 2015 EBITDA estimates in the 11 reports described above under the section entitled “—Analyst Price Targets–Auxilium” and Auxilium management estimates. Deutsche Bank calculated the merger consideration-based multiples based on such analyst estimates, Auxilium management estimates without taking into account any change-of-control costs and Auxilium management estimates taking into account Auxilium management estimates of approximately $201 million in change-of-control costs, including those associated with make-whole payments and unwind costs under Auxilium’s outstanding convertible notes and convertible note hedge agreement (assuming merger consideration of $33.25 per share) and the $28.4 million QLT termination fee, which we refer to as the change-of-control costs.

The results of this analysis are summarized as follows:

TEV/EBITDA (2015E)
Selected Companies
Jazz Pharmaceuticals plc	13.8x
United Therapeutics Corporation	9.6x
The Medicines Company	7.3x
Horizon Pharma plc	11.7x
Mean	10.6x
Median	10.6x
Auxilium at $21.52 on 9/16/14
Median Analyst Estimates	13.3x
Auxilium Management Estimates	8.5x
Auxilium at $33.25 merger consideration
Median Analyst Estimates	19.2x
Auxilium Management Estimates	12.3x
Auxilium Management Estimates w/change-of-control costs	13.2x

Based in part upon the trading multiples of the selected companies described above, Auxilium management estimates of 2015 EBITDA and Auxilium’s estimated net debt of approximately $589 million as of September 30, 2014, and taking into account its professional judgment and experience, Deutsche Bank calculated a range of estimated implied values per share of Auxilium common stock by applying multiples of TEV to 2015 estimated EBITDA of 10.0x to 13.5x, resulting in ranges of implied present values per share of Auxilium common stock of approximately $26.90 to $36.66 without taking into account change-of-control costs and approximately $23.35 to $34.00 including Auxilium management estimates of such change-of-control costs.

The following text is added to the end of the second full paragraph under the heading “Discounted Cash Flow Analysis—Auxilium” on page 72 of the Definitive Proxy Statement/Prospectus:

Deutsche Bank derived the foregoing range of discount rates by utilizing a weighted average cost of capital analysis based on certain financial metrics, including betas, for Auxilium and the four mid-cap commercially established branded specialty pharmaceutical companies described under “Selected Public Companies Analysis—Auxilium” above. For purposes of this analysis, after-tax unlevered cash flow in the terminal year was calculated as $218 million. In addition, the net present value of the terminal value was reduced by the net present value of projected Stendra royalty payments in 2019 through 2022 and increased by the net present value of tax-deductible amortization after 2018. Deutsche Bank noted that the Auxilium management estimates of cash taxes utilized for purposes of this analysis reflected the utilization of Auxilium’s existing net operating loss carry forwards and tax credits without application of any limitation under Section 382 of the Internal Revenue Code that would be triggered as a result of the transaction.

The following text is added at the end of the third full paragraph under the heading “Discounted Cash Flow Analysis—Auxilium” on page 72 of the Definitive Proxy Statement/Prospectus:

Deutsche Bank noted that these values implied ranges of multiples of terminal value at the applicable perpetuity growth rates and discount rates to estimated terminal EBITDA of 6.5x to 9.8x in both scenarios.

The table on page 74 of the Definitive Proxy Statement/Prospectus concerning the “Selected Public Companies Analysis—Endo” is replaced, in its entirety, with the following:

	TEV/EBITDA (2015E)	P/E (2015E)
Specialty Pharmaceuticals
Valeant Pharmaceuticals International, Inc.	13.9x	13.3x
Jazz Pharmaceuticals plc	13.8x	15.7x
Mallinckrodt plc	10.6x	13.0x
Mean	12.8x	14.0x
Median	13.8x	13.3x
Generics
Actavis plc	12.9x	14.8x
Teva Pharmaceutical Industries Limited	9.4x	11.4x
Mylan Inc.	11.0x	12.7x

	TEV/EBITDA (2015E)	P/E (2015E)
Perrigo Company plc	15.7x	19.2x
Mean	12.3x	14.5x
Median	12.0x	13.8x
Medical Devices
Hologic, Inc.	11.7x	15.5x
ResMed Inc.	12.5x	19.1x
CONMED Corporation	9.0x	18.6x
Hill-Rom Holdings, Inc.	9.4x	15.9x
NuVasive, Inc.	9.7x	24.7x
Thoratec Corporation	10.6x	17.9x
Mean	10.5x	18.6x
Median	10.2x	18.3x

The following text is added to the end of the second full paragraph under the heading “Discounted Cash Flow Analysis—Endo” on page 74 of the Definitive Proxy Statement/Prospectus:

After-tax unlevered cash flow was calculated as earnings before interest and taxes (as burdened by stock-based compensation expense) less taxes, plus depreciation and amortization, less capital expenditures, less increase in net working capital, less after-tax payments associated with settlement of vaginal mesh product liability claims and less excise taxes. For purposes of this analysis, after-tax unlevered cash flow in the terminal year was calculated as $1,028 million. Deutsche Bank derived the foregoing range of discount rates by utilizing a weighted average cost of capital analysis based on certain financial metrics, including betas, for Endo and the thirteen specialty pharmaceuticals, generics and medical device companies described under “Selected Public Companies Analysis—Endo” above.

The following text is added to the end of the third full paragraph under the heading “Discounted Cash Flow Analysis—Endo” on page 74 of the Definitive Proxy Statement/Prospectus:

Deutsche Bank noted that these values implied a range of multiples of terminal value at the applicable perpetuity growth rates and discount rates to estimated terminal EBITDA of 9.5x to 15.0x.

The table on page 81 of the Definitive Proxy Statement/Prospectus concerning the “Auxilium Peer Trading Multiples Analysis” is replaced, in its entirety, with the following:

Auxilium Comparable Companies	AV/2015E Adjusted EBITDA	AV/2014E Adjusted EBITDA	AV/2015E Revenue	AV/2014E Revenue
Auxilium (Management Case)(1)	8.6x	n/a	3.4x	4.4x
Auxilium (Street Case)(1)	16.4x	n/a	3.6x	4.5x
Endo(2)	12.0x	12.9x	5.0x	5.2x
Horizon Pharma Inc.	11.3x	19.3x	4.6x	6.5x
Jazz Pharmaceuticals plc	13.7x	16.9x	8.1x	9.8x
The Medicines Company	7.0x	22.6x	1.7x	1.8x
Mallinckrodt plc	10.6x	20.0x	3.7x	5.0x
Salix Pharmaceuticals Ltd.(3)	12.3x	17.3x	5.7x	7.1x
United Therapeutics Corporation	9.7x	9.7x	4.8x	5.3x

(1)	Based on unaffected price of $21.52 on September 16, 2014.
(2)	Based on Thomson median consensus and share price of $69.05 on October 6, 2014.
(3)	Based on unaffected price of $139.17 on August 18, 2014 (one day prior to Allergan Inc.’s announcement of a potential acquisition of Salix Pharmaceuticals Ltd.).

The table on page 83 of the Definitive Proxy Statement/Prospectus concerning the “Endo Peer Trading Multiples Analysis” is replaced, in its entirety, with the following:

Endo Comparable Companies	AV/2015E Adjusted EBITDA	AV/2014E Adjusted EBITDA	Price /2015E Earnings	Price /2014E Earnings
Endo(1)	12.0x	12.9x	15.7x	16.9x
Mid-Cap Specialty Pharmaceuticals
Horizon Pharma Inc.	11.3x	19.3x	13.4x	17.5x
Jazz Pharmaceuticals plc	13.7x	16.9x	15.6x	19.3x
The Medicines Company	7.0x	22.6x	17.1x	n/a
Mallinckrodt plc	10.6x	20.0x	13.3x	20.5x
Salix Pharmaceuticals Ltd.(2)	12.3x	17.3x	19.5x	22.5x
United Therapeutics Corporation	9.7x	9.7x	14.2x	15.3x
Large-Cap Generic Pharmaceuticals
Actavis plc	12.8x	18.5x	14.9x	18.4x
Mylan Inc.	14.0x	15.9x	12.8x	15.5x
Perrigo Company	15.6x	18.6x	18.8x	24.1x
Teva Pharmaceutical Industries	9.3x	9.2x	10.8x	10.8x
Valeant Pharmaceuticals International Inc.	13.7x	15.3x	13.5x	15.9x

(1)	Based on Thomson consensus and share price of $69.05 on October 6, 2014.
(2)	Based on unaffected price of $139.17 on August 18, 2014 (one day prior to Allergan Inc.’s announcement of a potential acquisition of Salix Pharmaceuticals Ltd.)

The list on page 84 of the Definitive Proxy Statement/Prospectus concerning the “Selected Specialty Pharmaceuticals Sector Transactions (Acquiror—Target)” is replaced, in its entirety, with the following:

Endo Comparable Companies	AV/Last 12 Months Revenue	AV/Last 12 Months EBITDA	AV/1st Fiscal Year Revenue	AV/1st Fiscal Year EBITDA	Premium to Unaffected Price (1-Day)	Premium to Unaffected Price (30-Day)
Mylan Inc. - Abbott Laboratories	2.6x	n/a	2.7x	8.8x	n/a	n/a
Mallinckrodt, plc - Questcor Pharmaceuticals, Inc.	5.3x	9.4x	4.9x	8.4x	27%	30%
Forest Laboratories, Inc. - Aptalis Pharma, Inc.	4.2x	9.2x	n/a	n/a	n/a	n/a
Salix Pharmaceuticals, Inc. - Santarus, Inc.	7.5x	26.3x	4.8x	13.1x	36%	46%
Endo Health Solutions, Inc. - Paladin Labs, Inc.	8.2x	18.3x	n/a	17.6x	20%	20%
Valeant Pharmaceuticals International, Inc. - Bausch & Lomb Holdings, Inc.	2.8x	12.7x	2.6x	12.1x	n/a	n/a
Warner Chilcott, plc - Actavis, Inc	1.4x	4.1x	1.0x	3.2x	34%	43%
Auxilium Pharmaceuticals, Inc. - Actient Holdings LLC	4.7x	9.6x	n/a	n/a	n/a	n/a
Valeant Pharmaceuticals International, Inc. - Medicis Pharmaceutical Corp.	3.4x	9.0x	3.2x	9.5x	39%	31%
Novartis, AG - Fougera Pharmaceuticals, Inc.	3.6x	8.8x	n/a	n/a	n/a	n/a
Teva Pharmaceutical Industries, Ltd. - Cephalon, Inc.	2.3x	6.2x	2.2x	5.8x	42%	45%
Pfizer, Inc. - King Pharmaceuticals, Inc.	2.1x	8.8x	2.2x	9.7x	40%	52%

GlaxoSmithKline, plc - Stiefel Laboratories, Inc.	3.7x	n/a	n/a	n/a	n/a	n/a
Dainippon Sumitomo Pharma, Co. - Sepracor, Inc.	1.8x	7.8x	1.7x	6.7x	27%	31%
Shionogi & Co. - Sciele Pharma Inc.	3.1x	11.1x	3.0x	9.4x	61%	63%
King Pharmaceuticals, Inc. - Alpharma, Inc.	1.8x	22.8x	1.5x	12.2x	n/a	n/a
Mallinckrodt, plc - Cadence Pharmaceuticals, Inc.*	8.4x	n/a	4.2x	17.0x	26%	36%
Shire, plc - ViroPharma, Inc.*	9.1x	61.6x	6.9x	28.6x	27%	28%

*	Transactions considered for premiums analysis only.

The third full paragraph on page 85 of the Definitive Proxy Statement/Prospectus concerning the “Discounted Cash Flow Analysis” is replaced, in its entirety, with the following:

In preparing its analysis, Morgan Stanley used projections from the Auxilium Management Case and the Auxilium Street Case (see the section entitled “—Prospective Financial Information” beginning on page 87 of this proxy statement/prospectus). In each case, Morgan Stanley calculated the net present value of Auxilium’s free cash flows for the period from October 1, 2014 to December 31, 2018 and its net operating losses, and calculated terminal values based on a terminal perpetual growth rate ranging from 1.0% to 3.0%. These values were then discounted to present values as of September 30, 2014 assuming a range of discount rates of 8.5% to 9.5%, which was selected based on Morgan Stanley’s professional judgment and taking into consideration, among other things, a weighted average cost of capital calculation that was based on Auxilium’s ratio of debt to total capitalization, Auxilium’s blended post-tax cost of debt and Auxilium’s assumed cost of equity calculated using a capital asset pricing model. The present value of Auxilium’s net operating losses ranged from $93 million to $95 million in the Auxilium Management Case and from $99 million to $103 million in the Auxilium Street Case. The terminal free cash flow figures used by Morgan Stanley to calculate terminal values reflected an expected long-term tax rate of 40%, as directed by Auxilium Management. For purposes of this analysis, Morgan Stanley calculated Auxilium’s terminal year unlevered free cash flow as $215.2 million.

In order to calculate an implied per share equity value reference range for Auxilium common stock, Morgan Stanley adjusted the total implied aggregate value ranges by Auxilium’s estimated total net debt of $617 million and the incremental liability of its convertible notes (i.e., the excess liability of the convertible notes over their principal value, taking into account the benefits to Auxilium associated with hedging arrangements and warrants) each as of September 30, 2014, and divided the resulting implied total equity value ranges by the number of Auxilium’s fully diluted shares outstanding. The incremental liability value of the convertible notes, as described above, depended on the equity value per share implied by the discounted cash flow analysis and ranged from $34 million to $261 million in the Auxilium Management Case and was zero in the Auxilium Street Case.

Based on the foregoing, Morgan Stanley derived reference ranges of implied equity values per share of Auxilium common stock of $29.75 to $45.25 based on the forecasts included in the Auxilium Management Case and of $13.75 to $26.00 based on the forecasts included in the Auxilium Street Case (in all cases, rounded to the nearest $0.25). Morgan Stanley observed that the reference ranges based on the Auxilium Management Case implied a terminal year Aggregate Value/Adjusted EBITDA multiple range of 5.7x to 9.0x and an implied terminal year Price/Earnings multiple range of 10.5x to 16.4x. Morgan Stanley also observed that the reference ranges based on the Auxilium Management Case implied a terminal year Aggregate Value/Adjusted EBITDA multiple range of 5.6x to 8.7x and an implied terminal year Price/Earnings multiple range of 11.2x to 17.5x.

The last paragraph on page 85 of the Definitive Proxy Statement/Prospectus concerning the “Discounted Cash Flow Analysis” is replaced, in its entirety, with the following:

In preparing its analysis, Morgan Stanley used projections from Endo management through 2017 (and, in the case of certain financial forecasts for Endo for the year 2018, an extrapolation based upon guidance provided by Endo management and approved for Morgan Stanley’s use by management of Auxilium). Morgan Stanley calculated the net present value of Endo’s free cash flows for calendar years 2014 through 2018, and calculated terminal values based on a terminal perpetual growth rate ranging from 1.0% to 3.0%. These values were then discounted to present values as of September 30, 2014, assuming a range of discount rates of 7.0% to 8.0%, which was selected based on Morgan Stanley’s professional judgment and taking into consideration, among other things, a weighted average cost of capital calculation that was based on Endo’s ratio of debt to total capitalization, Endo’s blended post-tax cost of debt and Endo’s assumed cost of equity calculated using a capital asset pricing model. The terminal free cash flow figures used by Morgan Stanley to calculate terminal values excluded the impact of potential vaginal mesh product liability payments. For purposes of this analysis, Morgan Stanley calculated Endo’s terminal year unlevered free cash flow as $920.6 million.

In order to calculate an implied per share equity value reference range for Endo shares, Morgan Stanley adjusted the total implied aggregate value ranges by Endo’s estimated total net debt of $3,672 million as of September 30, 2014, and divided the resulting implied total equity value ranges by the number of Endo’s fully diluted shares outstanding

Based on the foregoing, Morgan Stanley derived reference ranges of implied equity values per Endo share of $53.00 to $105.50 (rounded to the nearest $0.25). Morgan Stanley then compared the results of its analysis to the closing price of Endo shares on October 6, 2014 of $69.05 and the price for Endo shares of $68.1356 reflected in the calculation of the Implied Merger Consideration. Morgan Stanley observed that these reference ranges implied a terminal year Aggregate Value/Adjusted EBITDA multiple range of 8.6x to 15.3x and an implied terminal year Price/Earnings multiple range of 12.1x to 21.5x.

The following paragraph is added following the first full paragraph on page 86 of the Definitive Proxy Statement/Prospectus concerning the “Pro Forma Consideration Analysis”:

Morgan Stanley analyzed the impact of the merger on Endo, pro forma as if the merger closed on December 31, 2014, and observed that, based on financial forecasts for Endo, utilizing publicly available estimates taken from securities research analysts, estimates of transaction-related synergies prepared by Endo’s management, and financial forecasts for Auxilium and Endo prepared by Auxilium’s and Endo’s managements, respectively, the transaction would result in accretion to non-GAAP earnings per Endo share in calendar years 2015, 2016, 2017 and 2018.

Based on projections provided by Auxilium’s management, Morgan Stanley included in its pro forma analysis $100 million of operational synergies that were expected to be 50% realized in 2015 and 100% realized in all years thereafter, as well as $25 million of restructuring costs that were expected to be incurred in 2015. The restructuring costs were excluded from the calculation of pro forma non-GAAP earnings per Endo share. Morgan Stanley’s pro forma analysis did not include any potential tax benefits that may accrue to Endo as the result of the acquisition of Auxilium.

In performing its analysis, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Auxilium or Endo. Any estimates contained in Morgan Stanley’s analysis are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by the estimates.

The sixth full paragraph on page 87 of the Definitive Proxy Statement/Prospectus concerning “General” is replaced, in its entirety, with the following:

In the two years prior to the date of its opinion, Morgan Stanley has acted as bookrunner, has provided acquisition financing and has provided financial advisory services to Auxilium (in transactions unrelated to the transaction contemplated by the merger agreement), for which Morgan Stanley has received compensation of approximately $17.2 million. In the two years prior to the date of its opinion, Morgan Stanley has acted as a lender to and bookrunner for Endo (in transactions unrelated to the transactions contemplated by the merger agreement), for which Morgan Stanley has received compensation of approximately $6.8 million. Morgan Stanley may also seek to provide financial advisory and financing services to Endo and Auxilium in the future and would expect to receive fees for the rendering of these services.

IMPORTANT ADDITIONAL INFORMATION FILED WITH THE SEC

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed Merger between Endo and Auxilium, Endo has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 containing a proxy statement of Auxilium that also constitutes a prospectus of Endo. The registration statement was declared effective by the SEC on December 11, 2014. Auxilium has mailed to its stockholders the definitive proxy statement. In addition, Auxilium has filed and will file with the SEC other documents with respect to the proposed transaction. INVESTORS ARE URGED TO READ THE PROXY STATEMENT, BECAUSE IT CONTAINS IMPORTANT INFORMATION.

Auxilium stockholders may obtain the definitive proxy statement, as well as other filings containing information about Auxilium and Endo, free of charge, at the website maintained by the SEC at www.sec.gov and, in Endo’s case, also on the System for Electronic Document Analysis Retrieval (“SEDAR”) website maintained by the Canadian Securities Administrators (“CSA”) at www.sedar.com. Auxilium stockholders may also obtain these documents, free of charge, from Auxilium’s website (www.auxilium.com) under the heading “Investors—SEC Filings” or by directing a request to Auxilium’s Secretary at Auxilium Pharmaceuticals, Inc., 640 Lee Road, Chesterbrook, PA 19087. Auxilium stockholders may also obtain these documents, free of charge, from Endo’s website (www.endo.com) under the heading “Investors” and then under the heading “SEC Filings” or upon request directly to Endo to the attention of “Endo Investor Relations,” 33 Fitzwilliam Square, Dublin 2 Ireland.

PARTICIPANTS IN THE SOLICITATION

The respective directors and executive officers of Endo and Auxilium and other persons may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the proxy statement. Information regarding Endo’s directors and executive officers is available in its definitive proxy statement filed with the SEC and CSA by Endo on April 29, 2014, and information regarding Auxilium’s directors and executive officers is available in its definitive proxy statement filed with the SEC by Auxilium on April 10, 2014. These documents can be obtained free of charge from the sources indicated above. Other information regarding the interests of the participants in the proxy solicitation is included in the proxy statement and other relevant materials to be filed with the SEC and the CSA.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This communication may contain forward-looking statements. Forward-looking statements may be typically identified by such words as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions among others. Although Endo believes the expectations reflected in any forward-looking statements are reasonable, they involve known and unknown risks and uncertainties, are not guarantees of future performance, and actual results, performance or achievements may differ materially from any future results, performance, or achievements expressed or implied by such forward-looking statements and any or all of such forward-looking statements may prove to be incorrect. Consequently, no forward-looking statements may be guaranteed and there can be no assurance that the actual results or developments anticipated by such forward looking statements will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Endo or its business or operations. Factors which could cause the Endo’s actual results to differ from those projected or contemplated in any such forward-looking statements include, but are not limited to, the following factors: (1) the risk that the conditions to the closing of the Merger with Auxilium are not satisfied (including a failure of Auxilium stockholders to approve, on a timely basis or otherwise, the Merger and the risk that regulatory approvals required for the Merger are not obtained, on a timely basis or otherwise, or are obtained subject to conditions that are not anticipated); (2) litigation relating to the Merger; (3) uncertainties as to the timing of the consummation of the Merger and the ability of each of Endo and Auxilium to consummate the Merger; (4) risks that the proposed transaction disrupts the current plans and operations of Endo; (5) the ability of Endo to retain and hire key personnel; (6) competitive responses to the Merger; (7) unexpected costs, charges or expenses resulting from the Merger; (8) the failure by Endo to obtain the necessary debt financing arrangements set forth in the commitment letter received in connection with the Merger; (9) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Merger; and (10) legislative, regulatory, and economic developments. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Form S-4, Endo’s most recent Annual Report on Form 10-K for the year ended December 31, 2013, as supplemented by Endo’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2014, and Endo’s more recent reports filed with the SEC. Endo can give no assurance that the conditions to the Merger will be satisfied. Except as required by applicable law, Endo undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. Endo cautions that the foregoing list of important factors that may affect future results is not exhaustive. When relying on forward-looking statements to make decisions with respect to Endo and Auxilium, investors and others should carefully consider the foregoing factors and other uncertainties and potential events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDO INTERNATIONAL PLC

Date: January 16, 2015	By:	/s/ CAROLINE B. MANOGUE
	Name:	Caroline B. Manogue
	Title:	Executive Vice President, Chief Legal Officer